Exhibit 99.1

News Contact:
+1 (813) 204-4099

investors@lazydays.com

Lazydays Holdings, Inc. Reports Record Second Quarter 2021 Financial Results

Tampa, FL (August 5, 2021) – Lazydays Holdings, Inc. (“Lazydays” or the “Company”) (NasdaqCM: LAZY) announced financial results for the second quarter ended June 30, 2021. Net Income for the quarter was $25.3 million, up $20.0 million compared to second quarter 2020. Second quarter revenue of $322.8 million, and EBITDA of $41.3 million, were all-time quarterly records.

Second Quarter Financial Results and Highlights:

●	Revenues for the second quarter were $322.8 million; up $108.8 million, or 51%, versus 2020. Revenue from sales of Recreational Vehicles (“RVs”) was $290.2 million for the second quarter, up $98.7 million, or 52%, versus 2020. RV unit sales excluding wholesale units, were 4,208 for the quarter, up 1,258 units, or 43% versus 2020. New and preowned RV sales revenues were $201.6 million and $88.7 million for the quarter, up 55.8% and 42.7% respectively compared to 2020.

●	Gross profit, excluding last-in-first-out (“LIFO”) adjustments, was $86.4 million, up $42.7 million, or 98%, versus 2020. Gross margin excluding LIFO adjustments increased between the two periods, to 26.8% in 2021 from 20.4% in 2020. This margin increase was driven by increased RV sales margins in a market with strong consumer demand and constrained inventory. Gross profit for the quarter including LIFO adjustments was $86.2 million; up $42.3 million, or 96%, versus 2020. This gross profit comparison reflects a $0.4 million net increase in LIFO adjustments between the two periods.

●	Excluding transaction costs, stock-based compensation, and depreciation and amortization, Selling, General and Administrative expense (“SG&A”) for the second quarter was $44.8 million, up $16.5 million compared to the prior year. The increase in SG&A expenses was related to overhead associated with the Phoenix dealership acquired in May 2020, the Elkhart dealership acquired in October 2020, the Burns Harbor dealership acquired in December 2020 and the Louisville, Tennessee dealership acquired in March 2021. In addition, performance wages increased across the business as a result of the increased RV sales and margins for the quarter. Depreciation and amortization increased $0.7 million, and transaction costs increased $0.4 million compared to the prior year.

●	Adjusted EBITDA, a non-GAAP financial measure, was $41.3 million for the second quarter, up $26.4 million compared to 2020. EBITDA as a percentage of revenue improved to 12.8% from 7.0%.

●	As of June 30, 2021, cash was $104.3 million up $40.8 million from December 31, 2020. The increase includes the impact of cash provided by operating activities of $83.7 million offset by cash paid for purchases of property and equipment and acquisitions of $13.3 million and cash used in financing activities of $29.6 million.

●	The reported second quarter $25.3 million net income includes a one-time $6.1 million benefit for PPP loan forgiveness, offset by a $6.8 million non-cash expense recognizing a change in the fair value of warrant liabilities.

Conference Call Information:

The Company has scheduled a conference call at 10:00 AM Eastern Time on August 5, 2021 that will also be broadcast live over the internet. The call can be accessed as follows:

Via online registration at: http://www.directeventreg.com/registration/event/8444906 or via webcast by clicking the link.

A live audio webcast of the conference call will be available online at https://www.lazydays.com/investor-relations.

A telephonic replay of the conference call will be available until August 12, 2021 and may be accessed by calling 1-800-585-8367 or 1-416-621-4642 with a conference ID number of 8444906. The webcast will be archived in the Investor Relations section of the Company’s website.

ABOUT LAZYDAYS RV

As an iconic brand in the RV industry, Lazydays, The RV Authority, consistently provides the best RV sales, service, and ownership experience, which is why RVers and their families become Customers for Life. Lazydays continues to add locations at a rapid pace as it executes its geographic expansion strategy that includes both acquisitions and greenfields.

Since 1976, Lazydays RV has built a reputation for providing an outstanding customer experience with exceptional service excellence and unparalleled product expertise, along with being a preferred place to rest and recharge with other RVers. By offering the largest selection of RV brands from the nation’s leading manufacturers, state-of-the-art service facilities, and thousands of accessories and hard-to-find parts, Lazydays RV provides everything RVers need and want.

Lazydays Holdings, Inc. is a publicly listed company on the Nasdaq stock exchange under the ticker “LAZY.”

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements describe Lazydays future plans, projections, strategies and expectations, including statements regarding Lazydays’ expectations for future operating results, its expectations regarding the impact of its acquisition of its recently acquired dealership in Phoenix, Arizona, Elkhart, Indiana, Burns Harbor, Indiana, and Louisville, Tennessee and its greenfield start-ups near Houston, Texas and Nashville, Tennessee, and are based on assumptions and involve a number of risks and uncertainties, many of which are beyond the control of Lazydays. Actual results could differ materially from those projected due to various factors, including economic conditions generally, conditions in the credit markets and changes in interest rates, conditions in the capital markets, the continuing impact of the pandemic outbreak of coronavirus (COVID-19) and other factors described from time to time in Lazydays’ SEC reports and filings, which are available at www.sec.gov. Forward-looking statements contained in this news release speak only as of the date of this news release, and Lazydays undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances, unless otherwise required by law.

Results of Operations for the Second Quarter Ended June 30, 2021 and 2020

	For the Three Months Ended
	June 30, 2021	June 30, 2020
		(Restated)
Revenues
New and pre-owned vehicles	$290,213	$191,505
Other	32,578	22,456
Total revenues	322,791	213,961

Cost applicable to revenues (excluding depreciation and amortization shown below)
New and pre-owned vehicles (including adjustments to the LIFO reserve of $177 and ($240), respectively)	229,575	164,377
Other	7,002	5,631
Total cost applicable to revenue	236,577	170,008

Transaction costs	475	45
Depreciation and amortization	3,334	2,671
Stock-based compensation	311	340
Selling, general, and administrative expenses	44,792	28,275
Income from operations	37,302	12,622
Other income/expenses
PPP loan forgiveness	6,148	-
Interest expense	(1,861)	(2,018)
Change in fair value of warrant liabilities	(6,784)	(2,758)
Inducement Loss on Warrant Conversion	-	-
Total other expense	(2,497)	(4,776)
Income before income tax expense	34,805	7,846
Income tax expense	(9,496)	(2,536)
Net income	$25,309	$5,310
Dividends on Series A Convertible Preferred Stock	(1,197)	(1,684)
Net income attributable to common stock and participating securities	$24,112	$3,626

EPS:
Basic	$1.69	$0.25
Diluted	$1.21	$0.25
Weighted average shares outstanding:
Basic	10,977,852	9,715,677
Diluted	20,915,421	9,715,677

See the accompanying notes to the unaudited condensed consolidated financial statements

Balance Sheets as of June 30, 2021 and December 31, 2020

	As of	As of
	June 30, 2021	December 31, 2020
	(Unaudited)	(Restated)

ASSETS
Current assets
Cash	$104,328	$63,512
Receivables, net of allowance for doubtful accounts of $659 at June 30, 2021 and December 31, 2020	38,233	19,464
Inventories	87,256	116,267
Income tax receivable	-	1,898
Prepaid expenses and other	4,115	2,740
Total current assets	233,932	203,881

Property and equipment, net	111,925	106,320
Operating lease assets	14,425	15,472
Goodwill	47,919	45,095
Intangible assets, net	71,388	72,757
Other assets	497	473
Total assets	$480,086	$443,998

See the accompanying notes to the unaudited condensed consolidated financial statements

	As of	As of
	June 30, 2021	December 31, 2020
	(Unaudited)	(Restated)

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable, accrued expenses and other current liabilities	$55,698	$38,781
Income taxes payable	5,084	-
Dividends payable	1,197	1,210
Floor plan notes payable, net of debt discount	63,913	105,399
Financing liability, current portion	2,098	1,462
Long-term debt, current portion	20,957	24,161
Operating lease liability, current portion	2,421	3,164
Total current liabilities	151,368	174,177

Long term liabilities
Financing liability, non-current portion, net of debt discount	85,851	78,634
Long term debt, non-current portion, net of debt discount	1,712	8,445
Operating lease liability, non-current portion	11,947	12,056
Deferred income tax liability	15,091	15,091
Warrant liabilities	17,652	15,096
Total liabilities	283,621	303,499

Commitments and Contingencies

Series A Convertible Preferred Stock; 600,000 shares, designated, issued, and outstanding as of June 30, 2021 and December 31, 2020; liquidation preference of $60,000 as of June 30, 2021 and December 31, 2020, respectively	54,983	54,983

Stockholders’ Equity

Preferred Stock, $0.0001 par value; 5,000,000 shares authorized;	-	-
Common stock, $0.0001 par value; 100,000,000 shares authorized; 10,854,477 and 9,656,041 shares issued and 10,713,178 and 9,514,742 outstanding at June 30, 2021 and December 31, 2020, respectively	-	-
Additional paid-in capital	93,039	71,226
Treasury Stock, at cost, 141,299 shares at June 30, 2021 and December 31, 2020, respectively	(499)	(499)
Retained earnings	48,942	14,789
Total stockholders’ equity	141,482	85,516
Total liabilities and stockholders’ equity	$480,086	$443,998

See the accompanying notes to the unaudited condensed consolidated financial statements

Non-GAAP Financial Measures

We use certain non-GAAP financial measures, such as EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin to enable us to analyze our performance and financial condition. We utilize these financial measures to manage our business on a day-to-day basis and believe that they are useful measures of performance as they reflect certain operating drivers of the business, such as sales growth, operating costs, selling and administrative expense and other operating income and expense. We believe that these supplemental measures are commonly used by analysts, investors and other interested parties to evaluate companies in our industry. We believe these non-GAAP measures provide expanded insight of the underlying operating results and trends and overall understanding of our financial performance and prospects for the future. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Our use of EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin may not be comparable to other companies within the industry due to different methods of calculation. We compensate for these limitations by using each of EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin as only one of several measures for evaluating our business performance. In addition, capital expenditures, which impact depreciation and amortization, interest expense, and income tax expense, are reviewed separately by management. We may incur expenses in the future that are the same or similar to some of those adjusted in this presentation.

EBITDA is defined as net income excluding depreciation and amortization of property and equipment, interest expense, net, amortization of intangible assets, and income tax expense.

Adjusted EBITDA is defined as net income excluding depreciation and amortization of property and equipment, non-floor plan interest expense, amortization of intangible assets, income tax expense, stock-based compensation, transaction costs and other supplemental adjustments which for the periods presented includes LIFO adjustments, severance costs and other one-time charges, impairment of rental units and gain (loss) on sale of property and equipment.

Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of total revenues.

Reconciliations from Net Income per the Consolidated Statements of Income to EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin for the three months ended June 30, 2021 and 2020 are shown in the tables below.

	Three Months Ended June 30,
	2021	2020 (Restated)

EBITDA
Net income	$25,309	$5,310
Interest expense, net*	1,861	2,018
Depreciation and amortization of property and equipment	2,025	1,624
Amortization of intangible assets	1,309	1,047
Income tax expense	9,496	2,536
Subtotal EBITDA	40,000	12,535
Floor plan interest	(326)	(565)
LIFO adjustment	177	(239)
Transaction costs	475	45
PPP loan forgivenesss	(6,148)	-
Loss on sale of property and equipment	-	6
Change in fair value of warrant liabilties	6,784	2,758
Inducement loss on warrant conversion	-	-
Stock-based compensation	311	340
Adjusted EBITDA	$41,273	$14,880

* Interest expense includes $1,206 and $1,178 relating to finance lease payments for the three months ended June 30, 2021 and 2020, respectively. Depreciation on leased assets under finance leases is included in depreciation expense and included in net income. Operating lease payments are included as rent expense and included in net income.

	Three Months Ended June 30,
	2021	2020 (Restated)

EBITDA margin
Net income margin	7.8%	2.5%
Interest expense, net	0.6%	0.9%
Depreciation and amortization of property and equipment	0.6%	0.8%
Amortization of intangible assets	0.4%	0.5%
Income tax expense	2.9%	1.2%
Subtotal EBITDA margin	12.4%	5.9%
Floor plan interest	-0.1%	-0.3%
LIFO adjustment	0.1%	-0.1%
Transaction costs	0.1%	0.0%
PPP loan forgivenesss	-1.9%	0.0%
Loss on sale of property and equipment	0.0%	0.0%
Change in fair value of warrant liabilties	2.1%	1.3%
Inducement loss on warrant conversion	0.0%	0.0%
Stock-based compensation	0.1%	0.2%
Adjusted EBITDA	12.8%	7.0%

Note: Figures in the table may not recalculate exactly due to rounding.

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